AGREEMENT TO CONTRIBUTE




                            Dated as of April 1, 1997



                             AGREEMENT TO CONTRIBUTE


         THIS AGREEMENT TO CONTRIBUTE ("Agreement"), is made and entered into as of the Effective Date (as hereinafter defined), by and between VININGS INVESTMENT PROPERTIES, L.P., a Delaware Limited Partnership (the "Partnership") and its assignees or designees, and WINDRUSH PARTNERS, LTD., a Georgia Limited Partnership ("Contributor");

                                   WITNESSETH:

         WHEREAS, Contributor desires to contribute and convey certain real estate and personal property to Partnership in return for an ownership interest in Partnership and admission as a limited partner in Partnership, in a manner to be treated as a Contribution of property to a partnership in exchange for an interest therein to be governed for tax purposes by Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         NOW,  THEREFORE,   for  and  in  consideration  of  good  and  valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, Contributor and Partnership hereby agree as follows:

         1. CONVEYANCE OF PROPERTY. Subject to majority approval of the Limited Partners of Contributor ("Limited Partners' Consent"), which Contributor's General Partner will use its best efforts to obtain, and in accordance with all of the terms and conditions hereinafter set out, Contributor agrees to contribute to Partnership and Partnership agrees to cause Partnership to accept from Contributor, the following described property (all of which is herein collectively referred to as the "Property"):

                  (a) all that certain real estate more particularly described in Exhibit A, attached hereto and incorporated herein by reference, together with all rights, ways, privileges and easements appurtenant thereto and Contributor's right, title and interest, if any, in and to all streets, public or private alleys and public or private ways adjoining or crossing the same (the "Land");

     (b) all of the buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter in, on, over and under the Land, including, without limitation, any and all plumbing, air conditioning, heating, ventilating, mechanical, electrical and other utility systems, parking lots and facilities, landscaping, roadways, sidewalks, swimming pools and other recreational facilities, security devices, signs and light fixtures (collectively, the "Improvements") (the Land and Improvements are collectively referred to herein as the "Premises");

     (c) all furniture, furnishings, fixtures, equipment, machinery, maintenance vehicles and equipment, tools, parts, recreational equipment, carpeting, window treatments, stationery and other office supplies, and other tangible personal property of every kind and description situated in, on, over and under the Premises or used in connection therewith, owned by Contributor or in which Contributor otherwise has an interest as a lessee thereof (to the extent any such lease is, by its terms, assignable without the consent of any third party) and which is not owned by tenants under the Leases (as hereinafter defined), together with all replacements and substitutions therefore (the foregoing, together with the intangible personal property hereinafter identified, being collectively referred to herein as the "Personal Property"), including the itemization of Personal Property attached hereto as Exhibit B;

     (d) all existing surveys, blue prints, drawings, plans and specifications (including, without limitation, architectural, civil, structural, electrical, mechanical and plumbing plans and specifications) and other documentation for or with respect to the Property or any part thereof which are in Contributor's possession or control; all marketing artwork, construction drawings, soil tests, environmental reports; appraisals and police reports which are in Contributor's possession or control; all available tenant lists and data, correspondence with past, present and prospective tenants, vendors, suppliers, utility companies and other third parties, booklets, manuals and promotional and advertising materials concerning the Property or any part thereof; and such other existing books, records and documents (including, without limitation, those relating to ad valorem taxes and leases) used in connection with the operation of the Property or any part thereof which are in Contributor's possession or control; and

     (e) all right, title and interest of Contributor in and to the Leases and Service Contracts (as hereinafter defined), elected by Partnership and the other intangible personal property (including cash and account receivables as of the closing date) now or hereafter owned by Contributor or in which Contributor otherwise has an interest and used in connection with or arising from the business now or hereafter conducted on or from the Property or any part thereof, including, without limitation, claims, chooses in action, lease and other contract rights, names, and, if available, telephone exchange numbers. A summary of all current tenant leases affecting the Premises or any part thereof (the "Leases," with such summary being referred to herein as the "Rent Roll"), including each tenant's name, a description of the space leased, the amount of rent due and the amount of any security, pet, redecorating or other deposit paid, the term of each Lease, and a description of any right to renew or extend each Lease is attached hereto as Exhibit C. A list of all employment, union, purchase, service and maintenance agreements, equipment leases and any other agreement contracts, licenses and permits (and any and all amendments thereto) affecting or pertaining in any way to the Property or any part thereof (collectively, the "Service Contracts") is attached hereto as Exhibit D.

2.       EARNEST MONEY.

     (a) Within two (2) days after the Effective Date (as hereinafter defined), Partnership shall deposit with Specialized Title Services, Inc. (the "Escrow Agent"), the sum of One Thousand Dollars ($1,000.00) (the "Earnest Money"). The Earnest Money shall thereafter be held by Escrow Agent and be invested, applied, disbursed or disposed of by Escrow Agent as provided in this Agreement and the Earnest Money Escrow Agreement attached hereto as Exhibit E. All interest earned on the Earnest Money shall become part of the Earnest Money to be applied, disbursed or disposed of in the same manner as the Earnest Money.

     (b) On the Closing Date (as hereinafter defined), the Earnest Money shall be returned by Escrow Agent to the Purchaser .

3.       PURCHASE PRICE AND PAYMENT.

     (a) The purchase price of the Property shall be the sum of Seven Million Five Hundred Fifty Five Thousand Dollars ($7,555,000.00) (the "Purchase Price") and shall be delivered as follows:

          (i) The assumption by Partnership of Contributor's indebtedness (including accrued interest) to Reilly Mortgage Group, Inc. ("Lender") to which the Property is subject.

          (ii) The admission of Contributor as an Additional Limited Partner (as defined in that certain Agreement of Limited Partnership of Vinings Investment Properties, L.P., dated as of June 11, 1996, (the "Partnership Agreement")) in Partnership and the issuance by Partnership to Contributor of Partnership Units (as defined in the Partnership Agreement) and a corresponding Partnership Interest (as defined in the Partnership Agreement). The number of Partnership Units to be issued to Contributor pursuant to this Section 3 shall be 242,546 units.

     (b) Contributor acknowledges that it owes the General Partner a total of $91,078 which was advanced to the Contributor (the "Partner Advances") and that the General Partner will be issued a total of 18,216 units of the total 242,546 units to be issued in repayment of the Partner Advances.

     (c) The balance of Partnership Units to be issued to the Contributor pursuant to this Section 3 after payment of the Partner Advances will be distributed to the limited partners of the Contributor (the "Limited Partners") in proportion to their prorata share of ownership in the Contributor as shown on Exhibit G attached hereto.

     (d) Contributor acknowledges that the market price of the REIT Shares as defined below may vary considerably between the Effective Date and the Closing Date, and, Contributor has agreed to assume such risk with respect to the Partnership Units to be received by Contributor pursuant to Section 3. Such changes in price may result from changes in prevailing interest rates, industry or company performance, stock market fluctuations, or other reasons.

     (e) The following applies to the Partnership Units (and the real estate investment trust "REIT" Shares that may be issued by the REIT upon presentation of the Partnership Units for redemption) that are being offered and may be issued and sold hereby:

     THE SECURITIES OFFERED HEREBY ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. FOR THIS REASON, AS WELL AS THE RESTRICTIONS ON TRANSFER OF SUCH SECURITIES DESCRIBED IN THE MATERIAL ENCLOSED OR PROVIDED IN CONNECTION HEREWITH, AN INVESTOR MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF HIS OR HER INVESTMENT IN THE COMPANY FOR AN INDEFINITE PERIOD OF TIME.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

         ANY OFFEREE HAVING QUESTIONS REGARDING THIS OFFERING, OR DESIRING ANY ADDITIONAL INFORMATION OR DOCUMENTS TO VERIFY OR SUPPLEMENT THE INFORMATION CONTAINED IN THIS MEMORANDUM, SHOULD CONTACT THE PARTNERSHIP BY CALLING (770) 984-9500.

4.       INSPECTION PERIOD.

     (a) The Partnership shall have until 5:00 p.m., Atlanta, Georgia time, on the fifteenth (15th) day immediately following the Trigger Date (as hereinafter defined), within which to inspect the Property and review the assumption documents to be used in connection with the assumption of the Lender Loan (as hereinafter defined) (the "Inspection Period"). If for any reason whatsoever the Partnership determines that the Property and said assumption documents are not suitable for its purposes, in its sole and absolute discretion, and notifies Contributor in writing of such decision prior to the expiration of the Inspection Period, this Agreement shall automatically terminate and the Earnest Money shall be returned to Partnership, less One Hundred Dollars ($100.00), which Escrow Agent shall pay to Contributor as due consideration for this Agreement, and thereafter no party hereto shall have any rights or obligations under this Agreement, except as otherwise specifically set forth herein. Partnership's failure to so notify Contributor prior to the expiration of the Inspection Period shall be deemed a waiver by Partnership of its right to terminate this Agreement pursuant to this Section 4(a), and this Agreement shall continue in full force and effect. From the Effective Date through the expiration of the Inspection Period, Partnership and its agents, engineers, surveyors, appraisers, auditors and other representatives shall have the right to enter upon the Property at reasonable times to inspect, examine, survey, obtain engineering inspections, appraise, and otherwise do that which, in the opinion of Partnership, is reasonably necessary to determine the boundaries, acreage and condition of the Property and to determine the suitability of the Property for the uses intended by Partnership (including, without limitation, inspect, review and copy any and all documents in the possession or control of Contributor, its agents, contractors or employees, and which pertain to the construction, ownership, use, occupancy or operation of the Property or any part thereof). Also, from the Effective Date through the expiration of the Inspection Period, Partnership shall have the right to examine all of Contributor's books, files and records relating in any way to the Property. Contributor shall make such books, files and records available for examination by Partnership and Partnership's agents and representatives, who shall have the right to make copies of such books, files and records and to extract therefrom such information as Partnership may desire, and who shall have the right to audit and have certified, thoroughly and completely, all income and expenses, profits and losses, and operational results of the Property. Partnership shall, and it does hereby agree to indemnify and hold Contributor, Contributor's property manager and Contributor's asset manager, harmless from and against any and all claims, demands, liabilities, judgments, causes of actions, costs, expenses and fees (including reasonable attorneys' fees and expenses incurred on account of any of the foregoing) arising or in any way relating to any damage or injury to any of the improvements or any person on or about the Premises while the Partnership or any employee, agent representatives, or consultant is present thereon to the extent caused by Partnership or any employee, agent, representative or consultant of Partnership and not the result of Contributor's, or its property manager's, asset manager's, representatives', or agents, willful misconduct or negligence; provided, however, Partnership shall not be liable for any consequential or incidental damages. Except as otherwise provided in this Agreement, Partnership does hereby covenant and warrant unto Contributor that it will pay all expenses incurred by Partnership to its consultants on account of any of Partnership's investigations on or about the Property and will promptly remove any lien or judgment which may hereinafter encumber the Property or any part thereof on account of such failure to pay such expense.

     (b) As soon as possible after the Effective Date, Contributor shall deliver to Partnership copies of the following which Contributor has in its possession or under its control relating to the Property: (i) all monthly and quarterly income and expense statements for the Property; (ii) all audited annual financial statements for the Property; (iii) the real and personal property tax assessments and tax bills with respect to the Property, together with proof of payment thereof, for the past three (3) tax years; (iv) all available warranties and guaranties, including, without limitation, the warranties and guaranties specifically set forth in Exhibit F attached hereto; (v) licenses, approvals, entitlements and permits relating to the development and operation of the Property; (vi) soil, geological and engineering studies and reports, if any;
(vii) maintenance work orders (or requests) and other maintenance reports, if any; (viii) all equipment lease agreements, including any and all amendments thereto and related correspondence; (ix) all other contracts, and any amendments thereto; (x) any notices of violations of law received by Contributor; (xi) the standard form lease for the Property, if any; (xii) the management contract for the Property, and any amendments thereto; (xiii) all environmental studies and reports; (xiv) certificates of insurance currently in effect, together with a statement of the premiums payable with respect thereto; (xv) copies of all Certificates of Occupancy for the Property; (xvi) all construction documents including site plans, zoning approvals, building permits, plans and specifications (including, but not limited to, plans, specifications, drawings and designs for architectural, civil, structural, mechanical, electrical, plumbing and landscaping); (xvii) any document, report or item not specifically enumerated herein but which has been or will be delivered to Lender; (xviii) all documents executed in connection with the Lender Loan and all documents to be used in connection with Partnership's assumption thereof. For purposes of this Agreement, the term "Trigger Date" shall mean the date on which Partnership shall have received both the last of the items described in this Section 4(b) and a written notice from Contributor stating that the item(s) accompanying said written notice are the last of the items described in this Section 4(b) and that all of the other items described in this Section 4(b) have been delivered to Partnership.

     (c) The foregoing notwithstanding, in the event this transaction fails to close for any reason, Partnership shall immediately repair any damage to the improvements it or any of its employees, agents, representatives or consultants may have caused to the Property or any part thereof while conducting any one or more of the studies, audits, examinations, inspections or other due diligence activities pursuant to the terms of this Section 4 and return the Property substantially to its condition existing immediately prior to such damage, all at Partnership's sole cost and expense. In the event this transaction fails to close for any reason, Partnership shall promptly return to Contributor all information, material, reports, surveys, appraisals, financial information, books and records and all other information of and relating to the Property received from Contributor or any agent, consultant, representative or employee of Contributor or otherwise compiled by Partnership or any employee, agent, representative or consultant of Partnership (excluding, however, any internally-generated documents), together with all copies of any of the foregoing. Partnership acknowledges that all of the foregoing information, material and reports, are confidential and proprietary to Contributor, and Partnership has taken and will continue to take all reasonable actions necessary and proper to protect Contributor's confidential and proprietary information, material and reports from any and all unauthorized disclosures to any party other than the investors, lenders, attorneys and other consultants related to or retained or consulted by Partnership.

     (d) The obligations and indemnifications set forth above shall survive the Closing and/or any termination of this Agreement and remain fully enforceable against Partnership for a period of six (6) months from the Effective Date, at which time all such obligations and indemnifications shall terminate.

     (e) Notwithstanding anything to the contrary set forth in this Agreement, in the event this Agreement has not been terminated in accordance with the terms of Section 4(a) above and provided that, as of the expiration of the Inspection Period, Partnership shall have notified Contributor that all issues relating in any way to Partnership's assumption of the Lender Loan have not been resolved and/or satisfied, as determined by Partnership in its sole and absolute discretion, then the Inspection Period (as it relates solely to the assumption of the Lender Loan) shall be automatically extended until Partnership notifies Contributor that all issues related to Partnership's assumption of the Lender Loan have been satisfied, as determined by Partnership in its sole and absolute discretion; provided, always, however, that, this Agreement shall automatically terminate on June 1, 1997 unless the parties hereto expressly agree in writing to the contrary.

5.       SURVEY.

         (a) Within ten (10) days after the Effective Date, Contributor, at its expense, shall deliver to Partnership an "As-Built" survey (the "Survey") of the Premises prepared by a surveyor selected by Contributor and reasonably acceptable to Partnership. Said Survey shall be sufficient to remove the standard survey exception found in ALTA title insurance policies, shall indicate the exact metes, bounds and acreage of the Premises, shall be a class "A" survey and shall show the exact location of all encroachments, easements, utility lines, rights-of-way, set-back lines and encumbrances affecting the Premises. The Survey also shall indicate the number and location of all surface parking spaces, carports, garages and storage buildings located on the Property. The Survey shall be certified to Contributor, Partnership and Title Insurer (as hereinafter defined), and the certification on the Survey shall include: (i) a certification that no part of the Premises is located within an area known as a "special flood hazard area" as defined in the Flood Disaster Protection Act of 1973; (ii) a certification that there are no visible encumbrances or restrictions on the Premises other than those shown on the Survey; (iii) a certification that all easements, restrictions, set back lines and other matters which are reflected on the Title Report (as hereinafter defined) are shown on the Survey; and (iv) all other certifications reasonably required by Partnership or Title Insurer. After said Survey shall have been completed and approved by Partnership as set forth below, Exhibit A hereto shall automatically be amended to conform to the legal description appearing in said Survey, and, thereafter, said new legal description shall be the legal description of the Premises for all purposes relating to this Agreement. At the request of either Contributor or Partnership, the parties hereto shall execute and deliver a written amendment to this Agreement setting forth said new legal description; however, no such written amendment shall be necessary.

         (b) If the Survey (i) is not acceptable to Title Insurer; or (ii) shows easements, encroachments or other conditions that are not approved by Partnership or if the legal description contained in the Survey is unacceptable to Partnership for any reasonable reason, then Partnership shall notify Contributor in writing of such Survey objections on or before the expiration of the Inspection Period. Within three (3) days of its receipt of Partnership's Survey objections, Contributor shall deliver written notice to Partnership stating which of Partnership's Survey objections Contributor elects to either cure or satisfy on or before Closing and which of such objections Contributor either will not or cannot cure (those which Contributor either cannot or will not cure being hereinafter referred to as "Disputed Survey Objections"). Contributor's failure to respond within said three (3) day period shall be deemed a refusal by Contributor to cure or satisfy Partnership's Survey objections. In the event Contributor notifies Partnership of any Disputed Survey Objections, Partnership may either (A) waive any such Disputed Survey Objection and proceed to Closing with no reduction in the Purchase Price, in which event each such Disputed Survey Objection shall become a Permitted Exception (as hereinafter defined), or (B) terminate this Agreement and receive a full refund of the Earnest Money, less One Hundred Dollars ($100.00), which Escrow Agent shall pay to Contributor as due consideration for this Agreement, and neither party shall have any further rights or obligations hereunder, except as otherwise expressly set forth herein. If any Survey objection which Contributor elects to cure is not cured or satisfied by Contributor prior to Closing, Partnership shall be entitled to the rights and remedies set forth in this
Section 5(b), unless such Survey objection results from a default by Contributor under this Agreement in which case Partnership shall have the right to exercise its remedies under Section 19 hereof. If Contributor does so cure or satisfy such Survey objection, then this Agreement shall continue in full force and effect.

6.       TITLE.

         (a) Contributor covenants to convey to Partnership at Closing good and marketable title in and to the Property. For the purposes of this Agreement, "good and marketable title" shall mean, with respect to the tangible Personal Property and the items covered by Sections 1 (a), and 1 (b) and 1 (c) hereof, ownership which is free of all claims, liens and encumbrances of any kind or nature whatsoever other than the Permitted Exceptions; and, with respect to the Premises, fee simple ownership which is insurable by Title Insurer at the then current standard rates under its standard form of owner's policy of title insurance (1992 ALTA Owner's Policy Form), with the standard printed exceptions therein deleted and without exception other than for the Permitted Exceptions and with such affirmative insurance or endorsements as Partnership shall require.

         (b) Within ten (10) days after the Effective Date, Contributor, at its expense, shall obtain or cause to be obtained a title insurance commitment issued by Escrow Agent (sometimes also referred to herein as "Title Insurer") setting forth the condition of title to the Premises and the requirements to be fulfilled as a condition to insuring good and marketable title to the Premises, and true, correct and legible copies of all instruments creating or evidencing exceptions to title (collectively, the "Title Report") and shall immediately deliver a copy to Partnership upon receipt of same.

         (c) Except as expressly permitted by the terms hereof, at or prior to Closing, Contributor shall comply with the requirements to be fulfilled and which may be fulfilled by Contributor without the payment of money, unless otherwise required to be fulfilled by this Agreement, as a condition to Title Insurer insuring good and marketable title to the Premises, including, but not limited to, paying all taxes, assessments and any other monetary liens of sums certain which constitute a lien upon the Premises (other than those not then due and payable for the current calendar year or those arising from Partnership's inspection of the Property) and paying all indebtedness secured by the Premises (excluding, however, any indebtedness expressly assumed pursuant to the terms hereof).

         (d)  Partnership  shall have  until the  expiration  of the  Inspection
Period to give written notice to Contributor specifying any objections Partnership may have to the Title Report, and/or the Survey (those exceptions to either the Survey or the Title Report to which Partnership does not object prior to said date are referred to herein as "Permitted Exceptions"). Within three (3) days of its receipt of Partnership's title objections, Contributor shall deliver written notice to Partnership stating which of such title objections Contributor elects to either cure or satisfy on or before Closing and which of the title objections Contributor either will not or cannot cure (those which Contributor either cannot or will not cure being hereinafter referred to as "Disputed Title Objections"). Contributor's failure to respond within said three (3) day period shall be deemed a refusal by Contributor to cure or satisfy Partnership's title objections. In the event Contributor notifies Partnership of any Disputed Title Objections, Partnership may either (i) waive any such Disputed Title Objection and proceed to Closing with no reduction in the Purchase Price, in which event such Disputed Title Objection shall become a Permitted Exception, or (ii) terminate this Agreement and receive a full refund of the Earnest Money, less One Hundred Dollars ($100.00), which Escrow Agent shall pay to Contributor as due consideration for this Agreement, and neither party shall have any further rights or obligations hereunder, except as otherwise expressly set forth herein. If any title objection which Contributor elects to cure is not cured or satisfied by Contributor prior to Closing, Partnership shall be entitled to the rights and remedies set forth in this Section 6(d), unless such title objection results from a default by Contributor under this Agreement, in which case Partnership shall have the right to exercise its remedies under Section 19 hereof. If Contributor does so cure or satisfy such title objection, then this Agreement shall continue in full force and effect.

         (e) If, after the condition of title to the Premises has been approved by Partnership in accordance with the terms of Sections 5 and 6 hereof, the Premises becomes encumbered or subject to any matter other than a Permitted Exception or a matter created by Partnership or with Partnership's written consent, or any update or certification to the Survey or the Title Report that may be required by Title Insurer or requested by Partnership indicates that the Premises has become subject to any matter other than the Permitted Exceptions or a matter created by Partnership or with Partnership's written consent, and Contributor is unable or unwilling to remove any such matter prior to Closing, then Partnership shall have the option to either (i) waive such matter and proceed to Closing with no reduction in the Purchase Price, or (ii) terminate this Agreement and receive a full refund of the Earnest Money, less One Hundred Dollars ($100.00), which Escrow Agent shall pay to Contributor as due consideration for this Agreement, and thereafter neither party shall have any further rights or obligations hereunder, except as otherwise expressly set forth herein, unless such matter results from a default by Contributor under this Agreement, in which case Partnership shall have the right to exercise its remedies under Section 19 hereof.

7.       CLOSING.

         (a) Subject to all conditions precedent set forth and provided that this Agreement has not been previously terminated in accordance with the terms hereof, the "Closing" of the transaction contemplated hereby (that is, the payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement) shall be held at the offices of the Partnership, and shall commence at 10:00 A.M., Atlanta, Georgia time, on the fifteenth (15th) day following the expiration of the Inspection Period, or on such other date as Partnership and Contributor may mutually agree in writing (the "Closing Date").

8.       CLOSING PRORATIONS AND ADJUSTMENTS.

         (a) All matters involving prorations or adjustments to be made in connection with the Closing and not specifically provided for in some other provision of this Agreement have been calculated and the value of such prorations has been taken into account and included in the number of operating partnership units to be issued in connection herewith other than the prorations or adjustments listed in (b) below.

         (b) Such prorations or adjustments shall be made as follows:

                  (i) All costs and  expenses of operating  the  Property  which have accrued as of the Closing Date shall be paid by Contributor, on or before the Closing Date, or promptly upon receipt of bills therefor. All costs and expenses of operating the Property which are accrued on or after the Closing Date shall be paid by Partnership. Contributor shall transfer to Partnership at Closing an amount equal to the aggregate amount of all security, pet, redecorating or other deposits refundable to tenants under the Leases. Partnership will accept such transfer of funds and agree to hold harmless and indemnify Contributor for any claim, liability and/or expense relating thereto and accruing after the Closing Date.

                  (ii) Final readings and final billings for utilities shall be made as of the Closing Date. Contributor shall pay all outstanding amounts due as of such time. Contributor shall also be entitled to, and may, following Closing, obtain any applicable refunds of security deposits with any utility companies. If final readings and billings cannot be obtained as of Closing, the final bills, when received, shall be prorated based upon the number of days Contributor owned the Property in such final billing period. Partnership shall, at or prior to the Closing, make any deposits required from and after closing for utilities and other services of the Property.

                  (iii) Partnership shall have the right, in the exercise of its sole discretion, to approve all Service Contracts pertaining to the Property which shall survive the Closing. Contributor shall pay all charges for deliveries made and services rendered up to the Closing Date and any date after the Closing Date if the deliveries made and services rendered thereafter relate to Service Contracts not accepted in the manner described herein and which were not terminated or canceled by Contributor as required by the terms hereof. Any items on order but undelivered as of the Closing Date shall be reviewed and accepted or canceled as desired by Partnership; only those items accepted by Partnership shall be paid for by Partnership. On or before the expiration of the Inspection Period, Partnership shall deliver written notice to Contributor specifying which of the Service Contracts described in Exhibit D attached hereto will be accepted by Partnership. Partnership hereby reserves the right to approve or disapprove any and all other Service Contracts which may affect the Property. Those Service Contracts not accepted by Partnership shall be terminated or canceled by Contributor at its expense on or before the Closing Date. Partnership's failure to notify Contributor as required in this Section 8(b)(iii) shall be deemed a rejection by Partnership of all of the Service Contracts. Notwithstanding anything to the contrary set forth herein, in no event shall Partnership be bound by the terms of the contracts between Contributor and its management company and Contributor and its asset management company which are in effect as of the Effective Date.

                  (iv) Notwithstanding anything to the contrary contained in this Agreement, Contributor shall pay any management fee due as of the Closing Date on account of the Property to its property management company.

     (c) The provisions of this Section 8 shall survive the Closing and remain fully enforceable against Partnership, Contributor and the General Partner. Because Partnership is assuming all cash balances after payment of property, operating expenses incurred by Contributor in accordance with Section 8 (b)(i) hereof, Partnership hereby agrees to pay all closing costs incurred in connection with the closing including the Contributor's closing fee in the amount of $75,550 to MFI Realty and Contributor's legal fees incurred in connection herewith.

9.       REPRESENTATIONS, WARRANTIES AND COVENANTS.

         (a) In order to induce the Partnership to consummate the transaction contemplated hereby, Contributor and the General Partner hereby jointly and severally represent, warrant and covenant to Partnership to the best of their knowledge that the following are true statements as of the Effective Date, and Contributor and the General Partner agree to deliver a certificate at Closing specifying any changes occurring between the Effective Date and the Closing, in accordance with Section 12 hereof.

                  (i) Contributor is a validly organized and existing Limited Partnership in the State of Georgia with Hallmark Group Real Estate Services Corp. ("Hallmark") being its sole General Partner. Contributor, subject to the Limited Partners Consent and Hallmark, in its capacity as General Partner of Contributor have full power and authority to enter into and fully perform and comply with the terms of this Agreement.

                  (ii) Contributor is the sole owner of, and has good and marketable fee simple title to, the Property, and the Property is free and clear of all liens, encumbrances, claims, demands, easements, covenants, conditions, restrictions and encroachments of any kind or nature other than the Permitted Exceptions. Contributor will not enter into any agreement to lease, sell, mortgage or otherwise encumber or dispose of its interest in the Property or any part thereof, except for this Agreement, the Permitted Exceptions, or as otherwise specifically set forth in this Agreement.

                  (iii) No written notice of default that remains uncured and that would have the effect of binding Partnership after the Closing has been received by Contributor under any agreement, instrument or document to which it is a party or under any policy of insurance affecting the Property.

                  (iv) Contributor has not received any written notice from a Governmental Authority (as hereinafter defined), and otherwise has no knowledge, of the violation of any applicable federal, state, county, municipal, or other governmental or quasi-governmental statute, law, ordinance, judgment, writ, decree, injunction, rule, ruling, regulation, restriction or order (all of the foregoing being hereinafter collectively referred to as the "Legal Requirements") affecting the Property or the construction, development, use, operation, maintenance or management thereof, which violation has not been corrected.

                  (v)  Contributor  has  not  received  written  notice  of  any judgment, writ, decree, injunction or order entered in any action, suit or proceeding brought by any federal, state, county, municipal or other governmental or quasi-governmental agency, department, board, commission, bureau, or other entity or instrumentality (each, a "Governmental Authority") or any other person enjoining or restraining it in respect of any business practice or the conduct of business in any respect relating to the Property which, if not complied with, would materially and adversely affect the present use or operation of the Property.

                  (vi) Contributor has not received written notice of any action, suit, or other proceeding that is pending nor is there any action, suit or proceeding pending, contemplated or threatened by or against Contributor, the General Partner or the property which would, if adversely determined, materially and adversely affect the rights of Partnership, or Contributor's or the General Partner's ability to perform under this Agreement, any agreement required hereunder to be executed or delivered or any transaction contemplated hereby and thereby.

                  (vii) No written notice has been received by Contributor with respect to any requirement by any insurance company which has issued an insurance policy with respect to the Property or by any board of fire underwriters or other body exercising similar functions, as to which there has been no compliance.

                  (viii) Contributor has not received written notice, and otherwise has no knowledge that any consent, authorization, variance, license, permit or approval (collectively, the "Approvals") relating to or required for the operation or occupancy of the Property and required in order for Contributor to carry out the transaction contemplated hereby has not been validly and unconditionally obtained (or, if there existed any condition with respect thereto, such condition has been satisfied) or is not in full force and effect. True, accurate and complete copies of all Approvals in Contributor's possession will be delivered to Partnership prior to the Closing. All fees, charges, and other payments in connection with the Approvals have been paid in full. Without the prior written approval of Partnership, as of Closing, there will be no application for any Approval which is pending.

                  (ix) A list of all employment, union, purchase, service and maintenance agreements, equipment leases and any other agreement contracts, licenses and permits (and any and all amendments thereto) affecting or pertaining in any way to the Property or any part thereof (collectively, the "Service Contracts") is attached hereto as Exhibit D. Contributor has delivered to Partnership true, accurate and complete copies of the Service Contracts.

                  (x) Contributor has not done anything to cause any hook-up or connection fee, non-recurrent charge or assessment in connection with any utility serving the Property to be payable after the Closing.

                  (xi) Other than the Leases and the Permitted Exceptions, there are no other lease amendments or agreements between Contributor and the tenants under the Leases. Contributor has made and knows of no other agreements (whether written or oral) in the nature of a lease affecting the Property except a
Section 8 contract affecting forty (40) units.

                  (xii) A summary of all current tenant leases affecting the Premises or any part thereof (the "Leases," with such summary being referred to herein as the "Rent Roll"), including each tenant's name, a description of the space leased, the amount of rent due and the amount of any security, pet, redecorating or other deposit paid, and the term of each Lease is attached hereto as Exhibit C. The Rent Roll is true, complete and correct and a true and accurate Rent Roll for the Property updated as of the Closing Date, satisfactory to Partnership in its sole discretion, will be delivered to Partnership at Closing. Except as otherwise expressly disclosed on the attached Rent Roll and the updated Rent Roll to be delivered to and approved by Partnership (in its sole discretion) at Closing, Contributor represents and warrants that (A) those tenants referenced in the Rent Roll are in occupancy of the Property pursuant to the Leases, (B) the tenants have commenced to pay full rent on a monthly basis under the Leases, (C) no advance payment or prepayment of rents, fees, or other charges for more than the current month have been made under the Leases, (D) there are no security deposits (whether in the form of cash or other forms of deposits) or other monies which have been received or are being held by or on behalf of Contributor for the account of the tenants pursuant to the Leases which have not been credited or transferred to Partnership, (E) the tenants are not in arrears in the payment of any rent or any sum due under the Leases other than as provided in the rent rolls and documents submitted to Partnership, (F) all rents and other sums payable under the Leases were paid without offset, concession, rebate, abatement, deduction or allowance, (G) the Leases are valid and binding on the parties thereto and are in full force and effect, (H) Contributor has neither given, caused to be given, nor received any outstanding notice that any default not heretofore owed exists under any of the Leases, and Contributor has no knowledge of any uncured event of default or event which, with the passage of time or the giving of notice or both, would constitute an event of default under the Leases, and (I) except for the Leases, neither Contributor nor anyone acting on its behalf, has entered into or made or given any binding commitment or option to lease space with respect to the Property, or any portion thereof.

                  (xiii) Contributor has not received written notice from any tenant, and otherwise has no knowledge, that any tenant disputes the computation of any rents or other sums payable pursuant to a Lease or claims a breach of any covenant, representation or warranty made by the Contributor or its agent under any Lease.

                  (xiv) All brokerage commissions, finder's fees, and similar payments, however denominated, due or owing with respect to any of the Leases or otherwise with respect to the Property have been paid.

                  (xv) As of the Closing Date and except as required in connection with the Lender Loan, no right or interest of Contributor under any of the Leases will be assigned, mortgaged, hypothecated, or otherwise encumbered by or through Contributor.

                  (xvi) No proceeding seeking reduction in real estate taxes imposed upon the Property or the assessed valuation of any portion thereof (the "Tax Assessment Proceeding") have been instituted by Contributor which are currently pending.

                  (xvii) There are no employees of Contributor employed in connection with the use, operation, maintenance or management of the Property whom Partnership would be obligated to retain or compensate or provide benefits for after the Closing Date.

                  (xviii) Except as disclosed in any report, study, audit, or other materials delivered to Partnership by Contributor: (A) no Hazardous Substance (as hereinafter defined) is located on the property in violation of Environmental Laws (as hereinafter defined); (B) no underground storage tanks are located on the Property; (C) the Property has never been used as a dump for waste material; (D) the Property complies with, and at all times has complied with, all applicable Environmental Laws; (E) the materials incorporated into the Premises (including, but not limited to, any landfill) do not include asbestos, urea formaldehyde, lead or other materials generally known to be potentially toxic; and (F) there is not and has never been landfill containing decomposable material, petroleum wells, mineral bearing mines, sewage treatment facilities, underground storage tanks, radon or other toxic emissions within 2,000 feet of any boundary of the Land.

     As used herein, a "Hazardous Substance" shall be defined as any substance which (1) is designated as hazardous, toxic or dangerous or similarly designated under any Environmental Laws, (2) is regulated under any Environmental Laws or by any governmental or quasi-governmental agency, or (3) could be a hazard to health, safety or property values. Without limiting the foregoing, the term "Hazardous Substance" shall also include underground storage tanks, asbestos, urea formaldehyde insulation, polychlorinated biphenyls (PCBs), dioxins and petroleum products. Moreover, the term "Hazardous Substance" also shall mean any form of explosive, radioactive material, hazardous waste, toxic substance, or related material, any material which is in fact hazardous to life or property and any other substances and/or material defined or designated as a hazardous or toxic substance, or waste by any federal, state or local law or environmental statute, regulation, or ordinance.

     As used herein, the term "Environmental Laws" means all law relating to hazardous waste, chemical substances or mixtures or hazardous, toxic, dangerous or unhealthy substances or conditions or relating to the interaction of the use or ownership of property and the environment, whether such law is: (1) criminal or civil, (2) federal, state or local, or (3) statutory, common law or administrative rules, regulations, orders and/or decrees.

                  (xix) Neither the execution, delivery and performance of this Agreement or any other agreement contemplated hereunder nor the carrying out by Contributor of the transaction contemplated hereby or thereby will conflict with, result in a breach of, constitute a default under or accelerate the maturity of (A) any applicable provision of Contributor's organizational documents or other governing instrument, (B) any applicable Legal Requirement affecting Contributor or the Property or (C) any other agreement, indenture or instrument to which Contributor is a party or by which Contributor or all or any portion of the Property is or may be bound or affected. No consent of any third party is required in order for Contributor to enter into this Agreement or any other agreement contemplated hereunder or for Contributor to carry out the transaction contemplated hereby or thereby.

                  (xx) There are no outstanding or unpaid judgments against Contributor with respect to the Property or against the Property.

                  (xxi) Contributor knows of no (A) pending or contemplated condemnation proceeding affecting, or which may affect, all or any portion of the Property, (B) proposed or pending proceeding to change or redefine the zoning classification of all or any portion of the Property, or (C) proposed change in road patterns or grades which may adversely affect access to the roads providing a means of ingress to or egress from the Property.

                  (xxii) The construction, operation, and present use of the Property comply in all respects with all applicable zoning statutes, ordinances, regulations, and laws including, without limitation, the Americans with Disabilities Act and all applicable fair housing laws, rules, ordinances and regulations (collectively, the "Classification") and restrictions, covenants, easements, and cross-easements affecting the Property. As of Closing, the Classification is not subject to any conditional variance or conditional permit granted with respect to the Property, and does not require any further approval nor any other action. The conveyance of the Property to Partnership for the uses and in the manner now prevailing will not affect the Classification.

                  (xxiii) The Property, and all components thereof, including, but not limited to, parking lots, electrical systems, roofs, air-conditioning systems, plumbing systems and heating systems are and, on the Closing Date, will be in good condition and repair and in working order, will perform the work or function for which intended, will be free of any and all physical, structural and/or mechanical defects, and will comply with all applicable building codes, rules and regulations.

                  (xxiv) All necessary utilities required for the present use, operation, maintenance, and management of the Property, as fully occupied, including, without limitation, electricity, natural gas, storm sewer and drainage, sanitary sewer, water, fire protection facilities, telephone, and similar systems, have been completed, are in good working order, and comply with all Legal Requirements, and all fees and assessments associated therewith, based on current and projected usage, are paid in full or are payable by tenants.

                  (xxv) All utilities required for the use, operation, maintenance and management of the Property either enter the Property through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public easements or private easements inuring to the benefit of Partnership.

                  (xxvi) The improvements include sufficient parking spaces to comply with: (A) all Legal Requirements, including, but not limited to, zoning requirements; and (B) all parking commitments contained in the Leases.

               (xxvii) True, accurate and complete copies of all personal property tax bills, if any, with respect to the Property payable for the current and immediately preceding tax year have been delivered by Contributor to Partnership. All personal property taxes due and payable with respect to the Property and all interest and penalties payable with respect thereto, if any, have been fully paid.

            (xxviii) Contributor has good title to all of the Personal Property, it is all in good working order, none of it is leased or subject to any liens or conditional sales contracts, and the Personal Property is sufficient to comply with all requirements of the Leases for the Property.

                   (xxix) The Improvements, including all landscaping, have been completed and there are no known interior or exterior structural defects in the Improvements or any material defect in the plumbing, electrical, mechanical, heating, ventilating or air conditioning systems or other systems. All such systems are in good working order, and all roofs and basements, if any, of the Improvements are in good condition and free of known leaks.

                  (xxx) All oil and/or gas burners, incinerators, furnaces and other fuel burning devises at the Property comply in all material respects with all Legal Requirements, including, without limitation, all air pollution and environmental control laws, orders, rules and regulations.

                  (xxxi) There has been no damage to any portion of the Property caused by fire or casualty which has not been fully repaired or restored.

           (xxxii) All conditions and requirements of all Approvals have been fully satisfied. Except for the existing Approvals, there are no Approvals required to fully and completely use, operate, maintain and manage the Property as the same is now used, operated, maintained and managed. The consummation of the transaction contemplated hereby will not increase any obligations or affect any time periods under any existing Approval or cause any existing Approval to lapse. All of the Approvals are transferable with the Property to Partnership without charge.

           (xxxiii) All representations contained in the Leases made by the Contributor or its agents, as the landlord thereunder, are true and correct.

            (xxxiv) There is no pending imposition of any special or other assessments for public betterments or otherwise, any proposed or pending special assessments affecting the Property or any portion thereof, or any penalties or interest due with respect to real estate taxes assessed against all or any portion of the Property that are payable by the owner of the Property or could result in a lien against the Property.

             (xxxv) The Property is in compliance with any applicable restrictive or protective covenants or conditions of record, and with any conditions or restrictions in any deed of record.

             (xxxvi) No part of the Property contains a cemetery or burial ground and no part of the Property has been designated as wetlands under any federal, state or local law or regulation or by any governmental agency.

             (xxxvii) Contributor and the General Partner have had an opportunity to review the Partnership Agreement and other materials relating to Partnership and the REIT and understand the risks of, and other considerations relating to, the purchase of the Partnership Units and the REIT Shares. Contributor and the General Partners, by reason of their individual business and financial experience, together with the business and financial experience of those persons, if any, retained by them to represent or advise them with respect to the investment in the Partnership Units and the REIT Shares (A) have such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that Contributor and the General Partners are capable of evaluating the merits and risks of an investment in the Partnership and the REIT and of making an informed investment decision, (B) are capable of protecting their own interest or have engaged representatives or advisors to assist them in protecting their interest, and (C) are capable of bearing the economic risk of such investment. If Contributor and/or the General Partners have retained a person to represent or advise them with respect to their investment in Partnership Units and REIT Shares that may be made hereby, then, at Partnership's request, Contributor and/or the General Partners, as the case may be, shall, prior to or at Closing, (1) acknowledge in writing such representation, and (2) cause such representative or advisor to deliver a certificate to Partnership containing such representations as are reasonably requested by Partnership.

              (xxxviii) Contributor and the General Partner understand that an investment in the Partnership and the REIT involves substantial risks. Contributor and the General Partner have been given the opportunity to make a thorough investigation of the proposed activities of the Partnership and the REIT and have been furnished with materials relating to the Partnership and the REIT and its proposed activities. Contributor and the General Partner have been afforded the opportunity to obtain any additional information deemed necessary by Contributor and/or the General Partner, as the case may be, to verify the accuracy of any representations made or information conveyed to Contributor and the General Partner. Contributor and the General Partner confirm that all documents, records, and books pertaining to their investment in the Partnership and the REIT and requested by Contributor and/or the General Partner have been made available or delivered to Contributor and/or the General Partner, as the case may be. Contributor and the General Partner have had an opportunity to ask questions of and receive answers from the Partnership and the REIT, or from a person(s) or entity acting on the Partnership's and the REIT's behalf concerning the terms and conditions of this investment.

             (xxxix) The Partnership Units to be issued to Contributor in connection with the transactions contemplated hereby, and any REIT Shares of REIT subsequently issued in consideration therefor, will be acquired by Contributor for its own account for investment only and not with a view to, or with any intention of, a distribution except as specified in Section 3b and 3c or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to Contributor's right (subject to the terms of the Partnership Units) at all times to (A) sell or otherwise dispose of all or any part of its Partnership Units and REIT Shares under an exemption from such registration available under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws (including, without limitation, by way of a distribution of the Partnership Units by Contributor to the General Partner as substitute limited partners being hereby given), and (B) obtain cash or REIT Shares of the REIT, pursuant to the terms of Section 8.6 of the Partnership Agreement, and sell any such Shares pursuant to an effective registration statement, or an exemption from registration under the Securities Act, and subject, nevertheless, to the disposition of its assets being at all times within its control.

                  (xl) Contributor, Limited Partners, and the General Partner acknowledge that (A) the Partnership Units to be issued to Contributor in connection with the transactions contemplated hereby, and any REIT Shares subsequently issued in consideration therefore, have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Partnership Units and REIT Shares are represented by certificates, such certificates will bear a legend to such effect, (B) the REIT's and Partnership's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Contributor and the General Partner contained herein, as well as those to be made by the limited partners in their consent solicitation documentation. (C) such Partnership Units and REIT Shares, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such Partnership Units, (E) Partnership has no obligation or intention to register such Partnership Units or REIT Shares for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws,
(F) Contributor is organized and existing under and by virtue of the laws of the State of Georgia and is in good standing thereunder, and (G) the General Partner is organized and existing under the laws of Georgia and is in Good Standing thereunder. Contributor and the General Partner hereby acknowledge that because of the restrictions on transfer or assignment of such Partnership Units to be issued hereunder which are set forth in the Partnership Agreement, Contributor may have to bear the economic risk of the investment commitment evidenced by this Agreement and any Partnership Units purchased hereby for an indefinite period of time, although (1) under the terms of the Partnership Agreement, Partnership Units will be redeemable at the request of the holder thereof at any time for cash or, at the election of the REIT, exchanged for REIT Shares and (2) the holder of any such Shares issued upon a presentation of Partnership Units for redemption will be afforded certain rights to have such REIT Shares registered for resale under the Securities Act or applicable state securities laws under the Registration Rights Agreement attached hereto as Exhibit I.

     (xli)  Contributor  and   the   General  Partner   are   "accredited
investors" as defined in Regulation D promulgated under the Securities Act.

     (xlii) Contributor agrees that it will only transfer or distribute the Partnership Units (and General Partner agrees that it will only transfer any Partnership Units that it may receive from Contributor) to persons or entities that make representations to the Partnership and the REIT of the type set forth herein, and otherwise so as to cause no violation of applicable federal and state securities laws by the Partnership and the REIT, and no transfer in contravention of such agreement shall be recognized by Partnership.

     (xliii) Contributor and General Partner acknowledge that the balance of the Partner Advances total $91,078 and will not accrue interest through the Closing Date.

         (b) The foregoing warranties, representations and covenants of Contributor and the General Partner shall survive the execution and delivery of this Agreement, the Closing and delivery of all documents and any and all performances required by this Agreement.

         (c) Notwithstanding anything to the contrary set forth herein, the representations and warranties of this Section 9 are made to the "best of Contributor's and the General Partner's knowledge." For purposes of this Agreement, the phrase "best of Contributor's and the General Partner's knowledge" means the actual knowledge, information or belief of the General Partner, but shall not include within such term or phrase the knowledge, information and belief of any other person.

         (d) Availability of Records. Upon written request of the Partnership, for a period of two (2) years after the Closing, Contributor shall (i) make its records available to the Partnership for inspection, copying and audit by the General Partner's designated accountants at Partnership's sole cost and expense, and (ii) cooperate with Partnership to the extent reasonably necessary to obtain any applicable Licenses not in existence on the Closing Date and necessary for the operation of all or any portion of the Property. Without limiting the foregoing and in addition thereto, for the period of time commencing on the date of this Agreement and continuing through the second (2nd) anniversary of the Closing Date, each Contributor shall, from time to time, upon reasonable advance notice from Partnership, provide Partnership and its representatives, agents and employees with access to all financial and other information in its possession pertaining to the period of such Contributor's ownership in and operation of, as the case may be, the applicable Property, which information is relevant and reasonably necessary, in the opinion of Partnership's outside, third party accountants (the "Accountants"), to enable Partnership and its Accountants to prepare financial statements in compliance with any or all of (a) Rule 3-14 of Regulation S-X of the Commission; (b) any other rule issued by the Commission and applicable to Partnership; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of, Partnership; provided, however, that in any such event(s), the General Partner shall reimburse such Contributor for those third party, out-of-pocket costs and expenses that such Contributor incurs in order to comply with the foregoing requirements. Contributor acknowledges and agrees that the following is a representative description of the information and documentation that Partnership and the Accountants may require in order to comply with (a), (b), and (c) above. Contributor shall provide such information, and documentation, if available. Contributor's obligations under this Section shall survive the Closing.

     (i) Applicable Rent Rolls for the calendar month in which the Closing occurs and the eleven (11) calendar months immediately preceding the calendar month in which the Closing occurs;

     (ii) Contributor's internally-prepared operating statements; (iii) Access to applicable Leases; (iv) Contributor's budgeted annual and monthly income and expenses, and actual annual and monthly income and expenses; (v) Access to Contributor's cash receipt journal(s) and bank statements for the Property; (vi) Contributor's general ledger with respect to the Property; (vii) Contributor's schedule of expense reimbursements required under applicable Leases in effect on the Closing Date, if one exists; (viii)Schedule, if one exists, of those items of repairs and maintenance performed by, or at the direction of Contributor, during Contributor's final fiscal year in which Contributor owned and operated the applicable Property (the "Final Fiscal Year");

     (ix) Schedule, if one exists, of those capital improvements and fixed asset additions made by, or at the direction of, Contributor during the Final Fiscal Year; (x) Access to Contributor's invoices with respect to expenditures made during the Final Fiscal Year; (xi)Access (during normal and customary business hours) to responsible personnel to answer accounting questions; and

     (xii) A representation letter, signed by the individual(s) responsible for Contributor's financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required to assist the Accountants in rendering an opinion on such financial statements.

10. PARTNERSHIP'S  WARRANTIES.

     In order to induce Contributor to consummate the transaction contemplated hereby, Partnership hereby represents and warrants to Contributor that the following are true statements as of the Effective Date or will be true statements as of the Closing Date, and Partnership agrees to deliver a certificate at Closing specifying any changes occurring between the Effective Date and the Closing, in accordance with Section 12 hereof.

         (a) Partnership has full power and authority to enter into and fully perform and comply with the terms of this Agreement.

         (b) Partnership will make an on-site inspection of the Property, including all Personal Property, Leases and the books and records relating to the operation of the Property, and will investigate the Property to Partnership's satisfaction; and, except as specifically provided in this Agreement to the contrary, Contributor is released from all responsibility and liability regarding the condition, valuation or utility of the Property. Except as specifically provided in Section 9 hereof, Partnership has not relied on any warranties, promises, understandings or representations, express or implied, of Contributor or any agent of Contributor relating to the Property. Partnership acknowledges that any and all general leasing information (i.e., general information concerning the leasing of real property in Decatur, DeKalb County, Georgia, but excluding any specific information concerning the Property and any information contained in the Rent Roll), feasibility or marketing reports, or other general information of any type that Partnership has received or may receive from Contributor or Contributor's agents and which is not specifically related to the Property was or is furnished on the express condition that Partnership shall or would make an independent verification of the accuracy of any and all such information, all such information being furnished without any warranty whatsoever, except as specifically provided in this Agreement. Partnership agrees that, except as specifically provided in Section 9 hereof, Partnership will not attempt to assert any liability against Contributor and/or its agents for furnishing such information.

         (c) The Partnership Units and admission of Contributor as an Additional Limited Partner have been duly approved by all necessary authority.

         (d) The Partnership Agreement, a copy of which is attached hereto as Exhibit H, is true, correct and complete.

         (e) This Agreement and the Registration Rights Agreement have been duly approved and the REIT Shares which Contributor may receive pursuant to the terms of Section 8.6 of the Partnership Agreement, have been authorized, but not issued.

         (f) There has been no material adverse change in the legal status of the REIT between December 31, 1996 and the Effective Date.

         (g) The foregoing warranties and representation of Partnership shall survive the execution and delivery of this Agreement, the Closing and delivery of all documents and any and all performances required by this Agreement.

11.  CONTRIBUTOR'S  ENVIRONMENTAL  INDEMNITY.

     Notwithstanding anything to the contrary set forth herein, from the Closing Date and thereafter, Contributor agrees to indemnify, defend and hold harmless Partnership and their respective successors and assigns from and against any and all loss, cost or damage including, but not limited to, reasonable attorneys' fees and court costs suffered or incurred by Partnership and their respective successors and assigns as a result of any third party action brought against Partnership under Environmental Laws pertaining to any matter, condition or act on the Property involving Environmental Laws or Hazardous Substances which existed or arose between the date Contributor took title to the Property and the Closing Date, whether or not Contributor has knowledge thereof as of the Closing Date.

12.      CLOSING DOCUMENTS.

         (a) At or prior to Closing, each party shall deliver to the other party appropriate evidence to establish the authority of such party to enter into and close the transaction contemplated hereby. Without limiting the foregoing, Contributor shall deliver to Partnership a copy of the Limited Partners' Consent. Additionally, Contributor and/or, as the case may be, the General Partner shall execute and deliver to Partnership at Closing:

                  (i) a warranty deed duly executed and acknowledged, subject only to the Permitted Exceptions, sufficient to transfer and convey to Partnership fee simple title to the Premises as required by this Agreement, and otherwise in form and substance acceptable to Partnership and Title Insurer;

                  (ii)     the Title Policy;

                  (iii) a bill of sale sufficient to transfer to Partnership title to the tangible Personal Property and containing appropriate warranties of title as required by this Agreement;

                  (iv) a letter in form and substance satisfactory to Partnership, advising tenants under the Leases of the change in ownership of the Premises, of Partnership's future liability for tenant security, pet, redecorating or other deposits refundable under the Leases, and directing them to pay rent to Partnership or as Partnership may direct;

                  (v) any and all affidavits, certificates or other documents required by Title Insurer in order to cause it to issue an owner's title insurance policy in the form and condition required by this Agreement;

     (vi) a counterpart of an assignment of the Leases (together with a transfer of all security deposits listed in the Rent Roll delivered by Contributor pursuant to Section 12(a)(viii) below) and those Service Contracts accepted by Partnership with an assumption of the duties and obligations thereunder arising on or after the Closing Date, (the counterpart delivered pursuant to this provision shall contain indemnification provisions providing that Contributor shall indemnify Partnership against any claims arising under the Leases and/or the Service Contracts accruing on or before the Closing Date and that Partnership shall similarly indemnify Contributor against those claims accruing after the Closing Date, said indemnification provisions being in form and substance reasonably acceptable to Contributor, Partnership and their attorneys);

                  (vii) an updated Rent Roll certified by Contributor as being true, accurate and complete in all material respects as of the Closing Date;

                  (viii) all of the original Leases and written Service Contracts to be assumed by Partnership (provided that Contributor shall have the right to make all such original Leases and Service Contracts available to Partnership at the Premises), and, to the extent in Contributor's possession or control, any and all building plans, surveys, site plans, engineering plans and studies, utility plans, landscaping plans, development plans, specifications, drawings, marketing artwork, construction drawings, environmental reports, soil tests, complete warranty book including all contractors and subcontractors and other documentation concerning all or any part of the Property (all of which shall be made available to Partnership at the Premises);

                  (ix) any warranties or guaranties which are in any way applicable to the Property or any part thereof and which by their terms are freely transferable to Partnership;

                  (x) to the extent in the possession or control of Contributor, all keys for the Property, with identification of the lock to which each such key relates (which shall be made available to Partnership at the Premises);

                  (xi)  Contributor's   affidavit  stating,   under  penalty  of
perjury, Contributor's U.S. taxpayer identification number and that Contributor is not a foreign person within the meaning of Section 1445 of the Code;

                  (xii) a certificate specifying any changes occurring between the Effective Date and the Closing Date with respect to the representations and warranties made by Contributor and the General Partner in this Agreement;

                  (xiii) a duly executed Amendment to the Partnership Agreement and signature page thereto admitting Contributor as an Additional Limited Partner;

                  (xiv) an assignment or such other document(s) as are required by Partnership or Lender to transfer all reserve accounts held by the Lender for the benefit of the Contributor which are being assumed by the Partnership;

                  (xv) a Registration Rights Agreement executed by Contributor and substantially in the form of Exhibit I, attached hereto;

                  (xvi) all other documents reasonably required by Partnership in order to perfect the conveyance, transfer and assignment of the Property to Partnership (including, without limitation, an assignment of Contributor's rights or interests in general intangibles pertaining to the Premises, an assignment of the currently effective Certificate of Occupancy for the Premises if required by applicable law.

         (b) Partnership also shall deliver or cause to be delivered to Contributor at Closing:

                  (i)      the Purchase Price;

                  (ii) such documents, instruments, or certificates as are reasonably required by Title Insurer for Partnership to acquire the Property pursuant to this Agreement;

                  (iii) a certificate specifying any changes occurring between the Effective Date and the Closing Date with respect to the representations and warranties made by Partnership in this Agreement;

                  (iv) a counterpart of an assignment of the Leases (together with a transfer of all security deposits listed in the Rent Roll delivered by Contributor pursuant to Section 12(a)(viii) above) and those Service Contracts accepted by Partnership's assumption of the duties and obligations thereunder arising on or after the Closing Date (the counterpart delivered pursuant to this provision shall contain indemnification provisions providing that Contributor shall indemnify Partnership against any claims arising under the Leases and/or the Service Contracts accruing on or before the Closing Date and that Partnership shall similarly indemnify Contributor against those claims accruing after the Closing Date, said indemnification provisions being in form and substance reasonably acceptable to Contributor, Partnership and their attorneys);

                  (v)      Lender's assumption agreement;

                  (vi) a duly executed Amendment to the Partnership Agreement admitting Contributor as an Additional Limited Partner; and

                  (vii) a Registration Rights Agreement executed by the REIT and substantially in the form of Exhibit I, attached hereto.

13.      CLOSING COSTS.

         (a) Partnership agrees to pay all closing costs, transfer taxes, and fees associated with the transfer including Contributor's legal costs. Contributor agrees to transfer all cash balances to Partnership after payment of all prorated expenses as specified in Section 8.

14. BROKER AND BROKER'S COMMISSION.

         (a) Partnership and Contributor each represent and warrant to the other that, except as provided in Section 14(b) below, such party has not employed a real estate broker, agent or consultant in connection with the transaction contemplated hereby. Contributor hereby covenants and agrees to defend, indemnify and hold harmless Partnership against and from any and all loss, expense, liability, cost, claim, demand, damages, action, cause of action, and suit arising out of or in any manner relating to the alleged employment or use by Contributor of any real estate broker, agent or consultant in connection with this transaction. Partnership hereby covenants and agrees to defend, indemnify, and hold harmless Contributor against and from any and all loss, expense, liability, cost, claim, demand, damages, action, cause of action and suit arising out of or in any manner relating to the alleged employment or use by Partnership of any real estate broker, agent or consultant in connection with this transaction. The indemnities set forth in this Section 14(a) shall survive the Closing.

         (b) Contributor hereby represents that Contributor has engaged MFI Realty, as its financial advisor (the "Financial Advisor") to assist in the structuring and consummation of the transactions contemplated by this Agreement in accordance with Contributor's separate agreement with Financial Advisor.

15. CASUALTY LOSS AND CONDEMNATION. If, prior to Closing, the Property or any part thereof (a) shall be destroyed or materially damaged by fire or other casualty (that is, damage or destruction which Partnership reasonably believes could be in excess of $50,000.00) or (b) shall be the subject of a condemnation proceeding and actual notice of such proceeding shall have been served on Contributor, Partnership shall have the option either to terminate this Agreement or to consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or material damage. Within two
(2) days of any casualty to or destruction of all or any part of the Property or Contributor's receipt of actual notice of a condemnation proceeding affecting the Property, Contributor shall deliver notice thereof to Partnership. After its receipt of such notice, Partnership shall have sixty (60) days within which to deliver notice to Contributor stating which of the options available to Partnership pursuant to the terms of this Section 15 Partnership has elected to pursue. Notwithstanding anything to the contrary set forth in this Agreement, in the event the Closing Date is scheduled during this sixty (60) day decision period, then, in such event, the Closing Date automatically shall be extended to allow Partnership the full benefit of said sixty (60) day decision period. If the Closing Date is so extended and Partnership elects to consummate the transaction contemplated by this Agreement, then, the Closing shall occur on the fifth (5th) business day following Contributor's receipt of Partnership's notice stating that Partnership has elected to consummate the transaction contemplated by this Agreement, or at such earlier date as Contributor and Partnership may
mutually  agree  in  writing.   Partnership's   failure  to  deliver  notice  to
Contributor as required in this Section 15 shall be deemed an election by Partnership to terminate this Agreement. If Partnership elects to consummate the transaction contemplated by this Agreement, Partnership shall be entitled to receive the condemnation proceeds or take part in the settlement of the loss under all policies of insurance applicable to the destruction or damage and receive the proceeds of insurance applicable thereto, and Contributor shall, at Closing and thereafter, execute and deliver to Partnership all required proofs of loss, assignments of claims and other similar items. If Partnership elects to terminate this Agreement, the Earnest Money shall be returned to Partnership by the Escrow Agent, less One Hundred Dollars ($100.00), which Escrow Agent shall pay to Contributor as due consideration for this Agreement, at which time this Agreement shall terminate and neither party shall have any further rights or obligations under this Agreement, except as specifically set forth herein. If there is any other damage or, destruction (that is, damage or destruction which Partnership reasonably believes could be $50,000.00 or less), to the Property or any part thereof, Contributor, at its election, shall either assign all insurance claims pertaining to such damage or destruction to Partnership by executing and delivering to Partnership at Closing and thereafter all required proofs of loss, assignments of claims and other similar items, or allow
Partnership a credit against the Purchase Price in an amount reasonably acceptable to both Contributor and Partnership equal to the reasonably estimated cost of repair. If Partnership elects to take, or Contributor elects to make, an assignment of all insurance claims as provided for in this Section 15, Partnership shall receive at Closing a credit against the Purchase Price in an amount equal to any deductible(s) and uninsured amounts applicable thereto.

16. OPERATION OF PROPERTY THROUGH CLOSING. Contributor hereby agrees that from the Effective Date through the Closing Date:

         (a) Except as otherwise provided in this Section 16, Contributor shall manage and operate the Property in accordance with sound and prudent business practices in the same manner as Contributor has heretofore operated the Property, and keep the Premises and the tangible Personal Property in good condition and repair, ordinary wear and tear excepted. Contributor will not make any change in its normal and customary billing practices, and shall continue to apply rents and hold security deposits in the ordinary course of business and pursuant to the applicable provisions of the Leases.

         (b) Except with respect to the Lender Loan and without the prior written consent of Partnership, Contributor shall not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Property or any interest therein, nor shall Contributor initiate, consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Property.

         (c) Without the prior written consent of Partnership, Contributor shall not terminate, modify, extend, amend or renew any Service Contract or enter into any new Service Contract, except Service Contracts entered into or renewed after the Effective Date which will be terminated or otherwise canceled on or before the Closing Date. Additionally, Contributor shall not terminate, modify, extend, amend or renew any Lease from and after the date hereof except in the normal course of Contributor's business.

         (d) Any new Lease or Service Contract entered into after the Effective Date hereof shall be subject to the covenants, representations and warranties set forth in this Agreement with respect to Leases and Service Contracts.

         (e) Contributor will continue to operate and maintain the Premises in the same manner in which Contributor has heretofore operated and maintained the Premises and in accordance with the standard operating practices and procedures that Contributor has heretofore followed in its operation of the Premises. Additionally, Contributor will continue to rent all unoccupied rental units at the Premises in the normal course of its business and in accordance with the leasing requirements established by the Lender Loan, and will not deviate from those requirements without first obtaining Partnership's written consent, such consent not to be unreasonably withheld. Moreover, all prospective tenants for the unoccupied rental units shall meet the standard credit qualifications for prospective tenants which Contributor has heretofore utilized. Any unoccupied rental unit vacated more than three (3) days prior to Closing will be put in a "rent-ready" condition by Contributor, and, as of Closing, all management contracts pertaining to the Property will be terminated.

         (f) Contributor shall comply in all material respects with all federal, state, municipal and other governmental laws, ordinances, requirements, rules, regulations, notices and orders, and all agreements, covenants, conditions, easements and restrictions relating to the Property, including, without limitation, any such requirements, rules, regulations, notices or orders issued or imposed after the Effective Date, provided that, if compliance by Contributor requires the aggregate expenditure of an amount in excess of Three Hundred Thousand Dollars ($300,000.00), Contributor shall have the option of terminating this Agreement, in which event Partnership shall be entitled to a return of the
Earnest Money, less One Hundred Dollars  ($100.00),   which  Escrow  Agent
shall pay to Contributor as due consideration for this Agreement, at which time this Agreement shall terminate and neither party shall have any rights or obligations under this Agreement, except as otherwise specifically set forth herein.

         (g) Contributor shall promptly give written notice to the Partnership of the occurrence of any event which materially adversely affects the truth or accuracy of any representation or warranty made or to be made by Contributor and/or the General Partner under or pursuant to this Agreement.

         (h) Partnership shall have such access to the Property as is reasonably necessary during normal business hours for it to inspect the Property to assure that Contributor is complying with the requirements of this Section 16.

         (i) Contributor shall maintain in full force and effect its presently existing insurance coverages.

17.      CONDITIONS PRECEDENT.

         (a) The obligations of Partnership under this Agreement are contingent upon the occurrence of the following, the failure of which shall, at the election of Partnership, acting in its sole and absolute discretion, cause this Agreement to terminate:

     (i) Contributor and the General Partner shall have performed all of their obligations hereunder;

     (ii) Contributor and/or the General Partner shall not be in default hereunder;

     (iii) The concurrent closing of the assumption of the Lender Loan by Partnership, on terms acceptable to Partnership;

     (iv) Contributor and/or the General Partner shall have made all deliveries required hereunder; and

     (v)  There  shall  have  been  no  material   adverse   change  to  any  of
Contributor's and/or the General Partner's  representations and warranties as of
Closing:

         (b) The obligations of Contributor under this Agreement are contingent upon the occurrence of the following, the failure of which shall, at the election of Contributor, acting in its sole and absolute discretion, cause this Agreement to terminate:

                  (i) Partnership shall have performed all of its obligations hereunder includinng, without limitation, obtaining the Limited Partners' Consent;

                  (ii)     Partnership shall not be in default hereunder;

                  (iii) Partnership shall have made all deliveries required hereunder;

                  (iv) There shall have been no material adverse change to any of Partnership's representations and warranties as of Closing; and

                  (v) The concurrent closing of the assumption of the Lender Loan by Partnership on terms acceptable to Contributor.

18.      DEFAULT.

         (a) Contributor is in default under this Agreement if any one or more of the following shall occur:

                  (i) Contributor and/or the General Partner fail to comply with or perform in any material respect any covenant, agreement, or obligation to be complied with or performed by Contributor and/or the General Partner, as the case may be, hereunder within the time limits and in the manner required by this Agreement, and such noncompliance or nonperformance shall continue unremedied for a period of three (3) days from Contributor's receipt of written notice thereof from Partnership;

                  (ii) Any representation or warranty by Contributor and/or the General Partner set out herein shall prove to be false or misleading in any respect; or

                  (iii) If Contributor and/or the General Partner fails to consummate this Agreement for any reason, except Partnership's default hereunder or the termination of this Agreement by Partnership or Contributor pursuant to a right granted under the terms and provisions hereof, and such failure shall continue unremedied for a period of three (3) days from Contributor's receipt of written notice thereof from Partnership.

         (b) Partnership is in default under this Agreement if any one or more of the following shall occur:

                  (i) Partnership fails to comply with or perform in any material respect any covenant, agreement, or obligation to be complied with or performed by Partnership hereunder within the time limits and in the manner required by this Agreement, and such noncompliance or nonperformance shall continue unremedied for a period of three (3) days from Partnership's receipt of written notice thereof from Contributor;

                  (ii) Any representation or warranty by Partnership set out herein shall prove to be false or misleading in any respect; or

                  (iii) If Partnership fails to consummate this Agreement for any reason except Contributor's default hereunder or the termination of this Agreement by Partnership or Contributor pursuant to a right granted under the terms and provisions hereof, and such failure shall continue unremedied for a period of three (3) days from Partnership's receipt of written notice thereof.

19.      REMEDIES.

         (a) THE PARTIES HAVE DISCUSSED AND NEGOTIATED IN GOOD FAITH UPON THE QUESTION OF DAMAGES TO BE SUFFERED BY CONTRIBUTOR IN THE EVENT PARTNERSHIP IS IN DEFAULT UNDER THIS AGREEMENT, AND THEY HEREBY AGREE THAT LIQUIDATED DAMAGES IN THE AMOUNT OF THE EARNEST MONEY PLUS REASONABLE ATTORNEYS' FEES AND EXPENSES INCURRED BY CONTRIBUTOR IN CONNECTION HEREWITH ARE AND WILL BE REASONABLE. IN THE EVENT OF SUCH DEFAULT, CONTRIBUTOR SHALL BE ENTITLED TO AND SHALL RECEIVE SUCH LIQUIDATED DAMAGES, AND PARTNERSHIP SHALL HAVE NO ADDITIONAL LIABILITY WHATSOEVER.

         (b) IF CONTRIBUTOR IS IN DEFAULT UNDER THIS AGREEMENT, PARTNERSHIP SHALL HAVE THE RIGHT (I) TO TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO BOTH CONTRIBUTOR AND ESCROW AGENT ON OR BEFORE THE CLOSING DATE AND TO RECEIVE A REFUND OF THE EARNEST MONEY AND TO RECOVER FROM CONTRIBUTOR LIQUIDATED DAMAGES EQUAL TO FIFTY THOUSAND DOLLARS ($50,000.00) PLUS REASONABLE ATTORNEYS' FEES AND EXPENSES INCURRED BY PARTNERSHIP IN CONNECTION HEREWITH, OR (II) TO SEEK THE REMEDY OR RECOURSE OF SPECIFIC PERFORMANCE.

20.      BINDING EFFECT.

         (a) This Agreement constitutes the entire agreement between Contributor and Partnership with respect to the Property and shall not be modified or amended except in a written document signed by Contributor and Partnership. Any prior agreement or understanding between Contributor and Partnership concerning the Property is hereby rendered null and void.

         (b) This Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, Partnership and Contributor and their respective heirs, legal representatives, successors and assigns.

21. TIME OF THE ESSENCE. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday, or legal holiday.

22. NOTICE. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally or by certified mail, return receipt requested, postage prepaid, by telecopy or other facsimile transmission, (with hard copy to follow) or by recognized overnight courier (such as Federal Express), addressed as follows:

         (a)      If to Contributor: Windrush Partners, Ltd.
                                   c/o Hallmark Group Real Estate Services Corp.
                                    3111 Paces Mill Road
                                    Suite A-200
                                    Atlanta, Georgia  30339
                                    Attention: Martin H. Petersen
                                    Telecopy: (770) 850-0655

                  With a copy to:   Darla Jaben Mesnick
                                    Attorney at Law
                                    445 Spalding Drive
                                    Atlanta, Georgia  30328
                                    Telecopy: (770) 668-1653

         (b)                        If  to   Partnership:   Vinings   Investment
                                    Properties,L.P.   c/o   Vinings   Investment
                                    Properties Trust 3111 Paces Mill Road, Suite
                                    A-200 Atlanta, GA 30339 Attention:  Peter D.
                                    Anzo, President Telecopy: (770) 850-0655

                  With a copy to:   Goodwin, Procter & Hoar  LLP
                                    Exchange Place
                                    Boston, MA  02109
                                    Attention:  Gilbert G. Menna, P.C.
                                    Telecopy: (617) 523-1231

         (c)      If to Escrow Agent:       Specialized Title Services
                                    7000 Peachtree Dunwoody Road, N.E.
                                    Suite 300, Building #2
                                    Atlanta, Georgia 30328-1634
                                    Attention:  Amy Lawson
                                    Telecopy:  (404) 303-6305

All notices given in accordance with the terms hereof shall be deemed received forty-eight (48) hours after posting, when delivered personally, or when transmitted via telecopy or other facsimile transmission. Either party hereto may change the address or telecopy number for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section.

23. CAPTIONS. The captions and headings used in this Agreement are for convenience only and do not in any way restrict, modify or amplify the terms of this Agreement.

24. EXHIBITS. Each and every exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

25. DEFINED TERMS. Capitalized terms used in this Agreement shall have the meaning ascribed to them at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used.

26. PRONOUNS. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural.

27. SEVERABILITY. If any term, covenant, condition of provision of this Agreement, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event, the remainder of this Agreement or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

28. APPLICABLE LAW. This Agreement shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State in which the Premises is located.

29. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

30. JUDICIAL INTERPRETATION. Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the preparation hereof.

31. ATTORNEYS' FEES. If either party hereto employs an attorney to enforce or defend its rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

32.  TAX MATTERS.

         (a) Contributor and each of the General Partner shall provide Partnership with all information with respect to the Property necessary to enable Partnership to file all returns required for federal and state income tax purposes, as determined in the reasonable discretion of Arthur Anderson LLP, independent public accountants.

         (b) Contributor and the General Partner agree to report the transactions contemplated herein for federal and state income tax purposes, and in any other filing or return required by law, consistently with the manner such transactions are reported by Partnership for federal income tax purposes.

         (c) Notwithstanding anything to the contrary herein, it is the intent of Partnership and Contributor that the contribution contemplated by this Agreement be treated and reported for federal income tax purposes as a transaction governed by Section 721 of the Code and it is the desire of Contributor that such contribution not subject Contributor to income or gain under Section 731 of the Code as a result of a deemed distribution of money to Contributor by Partnership pursuant to Section 752(b) of the Code in excess of Contributor's adjusted tax basis in Contributor's interest in Partnership. Accordingly, as general partner of Partnership, shall:

                  (i) for a period of three (3) years from the Closing Date, cause Partnership to maintain an amount of non-recourse debt secured by the Property at least equal to Six Million Three Hundred Thousand Dollars ($6,300,000.00) (less any regularly or other scheduled principal payments on such indebtedness);

                  (ii)  subsequent  to the three (3) year period  referred to in
Section 32(c)(i) above, permit Contributor or the General Partner to enter into a guarantee or otherwise become contractually obligated to bear the economic risk of loss within the meaning of Treasury Regulation Section 1.752-2 with respect to a portion of indebtedness of the Partnership, which amount shall not exceed Six Million Three Hundred Thousand Dollars ($6,300,000.00); provided, however, any such guarantee or other contractual obligation shall not be entered into if such guarantee or other contractual obligation would cause any other partner to recognize income pursuant to Section 752 of the Code if such guarantee or other contractual obligation were entered into as of the date of the Closing, and further provided that nothing in this Section 32(c)(ii) shall preclude any other partner from entering into any guarantee or other contractual obligation with regard to any indebtedness to Partnership; and

                  (iii) to the extent consistent with and subject to the REIT's fiduciary and statutory obligation to all partners (both present and future) in Partnership, and, in all events to the extent consistent with the best interests of all such partners considered as a whole, and all of the REIT's stockholders, for a period of three (3) years following the Closing Date, use its good faith efforts to cause any voluntary disposition of the Property to be one hundred percent (100%) tax deferred under the Code.

         (d) Notwithstanding anything to the contrary in the Partnership Agreement, Partnership agrees to use the "traditional allocation method," as described in Treasury Regulation Section 1.704-3(a), with respect to the Property.

33. SURVIVAL. No matter under this Agreement survives Closing except for those matters for which express provision is made.

34. EFFECTIVE DATE. For purposes hereof, the term "Effective Date" shall mean the date on which Partnership receives an original counterpart of this Agreement which has been fully executed by each of Contributor and the General Partner.

         IN WITNESS WHEREOF, Partnership and Contributor have caused this Agreement to be executed and delivered as of the Effective Date.

                              PARTNERSHIP:

Date: April 1, 1997           VININGS INVESTMENT PROPERTIES, L.P.,
                              a Delaware Limited Partnership

                              By: VININGS INVESTMENT PROPERTIES TRUST,
                                  a Massachusetts business trust, Its Sole
                                  General Partner


                              By: /s/ Stephanie A. Reed
                              -------------------------
                              Stephanie A. Reed
                              Vice President

                              CONTRIBUTOR:

Date: April 1, 1997           WINDRUSH PARTNERS, LTD.
                              a Georgia Limited Partnership

                              By: Hallmark Group Real Estate
                                  Services Corp., General Partner

                              By: /s/ Peter D. Anzo
                              ---------------------
                              Peter D. Anzo
                              CEO

                 JOINDER OF VININGS INVESTMENT PROPERTIES TRUST


         Vinings Investment Properties Trust, Massachusetts business trust, joins in the execution of this Agreement in order to agree to be bound by the terms and provisions of Section 32(c)(i)-(iii) of this Agreement.


Date: April 1, 1997              VININGS INVESTMENT PROPERTIES TRUST,
                                 a Massachusetts business trust

                                 By:/s/ Stephanie A. Reed
                                 ------------------------
                                 Stephanie A. Reed
                                 Vice President